EXHIBIT 5



                        [Letterhead of Baker & McKenzie]

                               September 10, 2001



Securities and Exchange Commission
Washington, D.C.  20549


Dear Sir or Madam:

                  We are acting as special legal counsel in Switzerland on matters of Swiss law to INFICON Holding AG (the "Company"). This opinion is being delivered in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8, covering the registration under the Securities Act of 1933, of 125,000 ordinary shares of the Company which, subject to the discretion of the board of directors of the Company, may be in the form of American Depositary Receipts evidencing American Depositary Shares (the "Shares"). The Shares are being offered to the Chief Executive Officer of the Company ("CEO") and the Chief Financial Officer, SBU-managers and certain key employees (selected by the CEO) of the Company and all legally independent companies under the management of the Company in which the Company directly or indirectly owns at least 50% of the share capital, pursuant to the terms of the Company's IPO Leveraged Share Plan.

                  As such counsel, we have examined such documents, certificates and instruments and have made such investigation as we have deemed appropriate in order to give the opinion expressed herein. Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, assuming the Shares constitute conditional capital ("bedingtes Kapital") duly created in accordance with Swiss law at the time of such acquisition in the market, we are of the opinion that the shares, when issued, will be validly issued, fully paid and non-assessable. However, we do not express any opinion as regards the taxation of the beneficiaries of the IPO Leveraged Share Plan. Such taxation depends on the domicile of the beneficiaries.

                  We hereby consent to the use of this opinion as exhibit 5 to the Registration Statement.


                                                Very truly yours,


                                                  /s/  Dr. Markus Affentranger
                                                --------------------------------
                                                Dr. Markus Affentranger
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